                                  eLOT, INC.

                           1999 STOCK INCENTIVE PLAN
                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

ARTICLE I DEFINITIONS........................................................  5

     1.01. Acquiring Person..................................................  5
     1.02. Administrator.....................................................  5
     1.03. Affiliate.........................................................  5
     1.04. Agreement.........................................................  5
     1.05. Associate.........................................................  5
     1.06. Board.............................................................  5
     1.07. Change in Control.................................................  5
     1.08. Code..............................................................  6
     1.09. Committee.........................................................  6
     1.10. Common Stock......................................................  6
     1.11. Company...........................................................  6
     1.12. Continuing Director...............................................  7
     1.13. Control Affiliate.................................................  7
     1.14. Control Change Date...............................................  7
     1.15. Corresponding SAR.................................................  7
     1.16. Exchange Act......................................................  7
     1.17. Fair Market Value.................................................  7
     1.18. Initial Value.....................................................  8
     1.19. Option............................................................  8
     1.20. Participant.......................................................  8
     1.21. Person............................................................  8
     1.22. Plan..............................................................  8
     1.23. Related Entity....................................................  9
     1.24. SAR...............................................................  9
     1.25. Stock Award.......................................................  9

ARTICLE II PURPOSES..........................................................  9

ARTICLE III ADMINISTRATION................................................... 10

ARTICLE IV ELIGIBILITY....................................................... 10

ARTICLE V COMMON STOCK SUBJECT TO PLAN....................................... 11

     5.01. Common Stock Issued............................................... 11

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                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

     5.02. Aggregate Limit................................................... 11
     5.03. Reallocation of Shares............................................ 12
     5.04. Individual Annual Aggregate Limit................................. 12

ARTICLE VI OPTIONS........................................................... 12

     6.01. Award............................................................. 12
     6.02. Option Price...................................................... 13
     6.03. Maximum Option Period............................................. 13
     6.04. Nontransferability................................................ 13
     6.05. Transferable Options.............................................. 13
     6.06. Status as Employee or Service Provider............................ 14
     6.07. Exercise.......................................................... 14
     6.08. Payment........................................................... 14
     6.09. Change in Control................................................. 15
     6.10. Shareholder Rights................................................ 15
     6.11. Disposition of Shares............................................. 15
     6.12. Deferred Stock Benefits........................................... 15

ARTICLE VII SARS............................................................. 15

     7.01. Award............................................................. 15
     7.02. Maximum SAR Period................................................ 16
     7.03. Nontransferability................................................ 16
     7.04. Transferable SARs................................................. 16
     7.05. Exercise.......................................................... 16
     7.06. Change in Control................................................. 17
     7.07. Status as Employee or Service Provider............................ 17
     7.08. Settlement........................................................ 17
     7.09. Shareholder Rights................................................ 17

ARTICLE VIII STOCK AWARDS.................................................... 18

     8.01. Award............................................................. 18
     8.02. Vesting........................................................... 18
     8.03. Performance Objectives............................................ 18
     8.04. Status as Employee or Service Provider............................ 18
     8.05. Change in Control................................................. 19
     8.06. Shareholder Rights................................................ 19
     8.07. Deferred Stock Benefits........................................... 19

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                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

ARTICLE IX ADJUSTMENT UPON CHANGE IN COMMON STOCK............................ 19

ARTICLE X COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES.............. 20

ARTICLE XI GENERAL PROVISIONS................................................ 22

     11.01. Effect on Employment and Service................................. 22
     11.02. Unfunded Plan.................................................... 22
     11.03. Rules of Construction............................................ 22

ARTICLE XII AMENDMENT........................................................ 22

ARTICLE XIII DURATION OF PLAN................................................ 23

ARTICLE XIV EFFECTIVE DATE OF PLAN........................................... 23
                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

1.01.  Acquiring Person
       ----------------

        Acquiring Person means a Person who, considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange
Act) of securities representing at least fifty percent (50%) of the Company's then outstanding securities entitled to vote generally in the election of the Board.

1.02.  Administrator
       -------------

       Administrator means the Board, the Committee, or any delegate of the Committee that is appointed in accordance with Article III.

1.03.  Affiliate
       ---------

       Affiliate means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes an Affiliate after the adoption of this Plan.

1.04.  Agreement
       ---------

       Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award or an Option or SAR granted to such Participant.

1.05.  Associate
       ---------

       Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.06.  Board
       -----

       Board means the Board of Directors of the Company.

1.07.  Change in Control
       -----------------

       Change in Control means (i) a Person is or becomes an Acquiring Person;
(ii) holders of the securities of the Company entitled to vote thereon approve any

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                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

agreement with a Person (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such an agreement) that involves the transfer of all or substantially all of the Company's total assets on a consolidated basis, as last reported in the Company's consolidated financial statements filed with the Securities and Exchange Commission; (iii) holders of the securities of the Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such a transaction) pursuant to which the Company will undergo a merger, consolidation, or statutory share exchange with a Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange, other than a transaction that results in the voting securities of the
          ----- ----
Company carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the Company's voting securities carrying the right to vote in elections of persons to the Company's Board, or such securities of such surviving entity, outstanding immediately after the closing of such transaction; (iv) the Continuing Directors cease for any reason to constitute a majority of the Board; or (v) holders of the securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company or an agreement for the sale or liquidation by the Company of substantially all of the Company's assets (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions constituting such a plan or the closing of such an agreement).

1.08.  Code
       ----

       Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.09.  Committee
       ---------

       Committee means the Compensation Committee of the Board.

1.10.  Common Stock
       ------------

       Common Stock means the common stock of the Company.

1.11.  Company
       -------

      Company means eLOT, Inc.

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                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

1.12.  Continuing Director
       -------------------

       Continuing Director means any member of the Board, while a member of the Board and (i) who was a member of the Board immediately following the 1999 Annual Meeting of Shareholders, or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Directors.

1.13.  Control Affiliate
       -----------------

       Control Affiliate with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

1.14.  Control Change Date
       -------------------

       Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the "Control Change Date" is the date of the last of such transactions.

1.15.  Corresponding SAR
       -----------------

       Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.16.  Exchange Act
       ------------

       Exchange Act means the Securities Exchange Act of 1934, as amended.

1.17.  Fair Market Value
       -----------------

       Fair Market Value means, on any given date, the reported "closing" price of a share of Common Stock in the Nasdaq Stock Market. The preceding sentence to the contrary notwithstanding, if the Common Stock is listed upon another stock exchange or exchanges, the Fair Market Value on any given date shall be the highest closing price of the Common Stock on such exchange or exchanges. If, on any given date, no share of Common Stock is traded on the Nasdaq Stock Market or on an established stock exchange, then Fair Market Value shall be determined with reference to the next preceding day that the Common Stock was so traded.

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                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

1.18.  Initial Value
       -------------

       Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to a SAR granted independently of an Option, the Fair Market Value of one share of Common stock on the date of grant.

1.19.  Option
       ------

       Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.20.  Participant
       -----------

       Participant means an employee of the Company or an Affiliate, a member of the Board (whether or not such Board member is employed by the Company or an Affiliate), or any other Person who provides services to the Company or an Affiliate, who satisfies the requirements of Article IV and is selected by the Administrator to receive, a Stock Award, an Option, an SAR, or a combination thereof.

1.21.  Person
       ------

       Person means any human being, firm, corporation, partnership, or other entity. "Person" also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. The term "Person" does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or any Related Entity, and any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a "Person".

1.22.  Plan
       ----

       Plan means the eLOT, Inc. 1999 Stock Incentive Plan. The name of the Plan shall be changed automatically to reflect any change of name of the Company that is approved by the shareholders of the Company.

                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

1.23.  Related Entity
       --------------

       Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code.

1.24.  SAR
       ---

       SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.25.  Stock Award
       -----------

       Stock Award means shares of Common Stock awarded to a Participant under
Article VIII.


                                   ARTICLE II
                                    PURPOSES
                                    --------


     The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals or entities with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying, and the grant of SARs, Stock Awards, and the deferral of income with respect to Options and Stock Awards in accordance with the Plan and procedures that may be established by the Administrator. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by
                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                  ARTICLE III
                                 ADMINISTRATION
                                 --------------

       The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award. Notwithstanding any such conditions, the Administrator may, in its discretion,
(i) accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable, or (ii) suspend the forfeiture of any award made under this Plan. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements and documents relating to the deferral of income with respect to Options and Stock Awards; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR or Stock Award. All expenses of administering this Plan shall be borne by the Company.

       The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.


                                   ARTICLE IV
                                  ELIGIBILITY
                                  -----------

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                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN


       Any employee of the Company or an Affiliate, any member of the Board (whether or not such Board member is employed by the Company or an Affiliate), and any other Person who provides services to the Company or an Affiliate is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such Person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate.

                                   ARTICLE V
                          COMMON STOCK SUBJECT TO PLAN
                          ----------------------------

5.01.  Common Stock Issued
       -------------------

       Upon the award of Common Stock pursuant to a Stock Award, the Company may issue Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock. On the distribution of deferred stock benefits in respect of a Stock Award or an Option that is not an incentive stock option, the Company may issue shares of Common Stock from its authorized but unissued Common Stock.

5.02.  Aggregate Limit
       ---------------

       The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 13,000,000 shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan as Stock Awards (or as the portion of a deferred stock benefit that represents forfeited shares of Common Stock subject to such awards) is 1.3 million shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan and the maximum number of shares of Common Stock that may be issued as Stock Awards (and Deferred Stock Benefits that represent forfeited shares of Common Stock subject to such awards) shall be subject to adjustment as provided in Article IX.
Shares of Common Stock issued in settlement of a deferred stock benefit, and the shares of Common Stock subject to the Option or Stock Award or portion thereof with respect to which such deferred stock benefit was elected, shall be counted toward the foregoing limits only once (even in the case of shares subject to a Stock Award that are canceled in connection with a deferred stock benefit election).

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                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

5.03.  Reallocation of Shares
       ----------------------

       If an Option is terminated, in whole or in part, for any reason other than its exercise (including an exercise that results in a deferred stock benefit) or the exercise of a Corresponding SAR that is settled with shares of Common Stock, the number of shares allocated to the Option or portion thereof may be reallocated to other Options, SARs, and Stock Awards to be granted, and to deferred stock benefits to be distributed, under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise that is settled with shares of Common Stock or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, and Stock Awards to be granted, and deferred stock benefits to be distributed, under this Plan. If a Stock Award is forfeited, in whole or in part, for any reason (other than a cancellation that results in a deferred stock benefit), the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, SARs, and Stock Awards to be granted, and deferred stock benefits to be distributed, under this Plan. If a deferred stock benefit is forfeited, in whole or in part, the number of shares of Common Stock allocated to the deferred stock benefit or portion thereof may be reallocated to other Options, SARs, and Stock Awards to be granted, and to the other deferred stock benefits to be distributed, under the Plan.


5.04.  Individual Annual Aggregate Limit
       ---------------------------------

       No Participant may be granted any combination of Options, SARs and Stock Awards in any calendar year covering more than an aggregate of 1,000,000 shares.


                                   ARTICLE VI
                                    OPTIONS
                                    -------

6.01.  Award
       -----

       In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may be granted Options in any calendar year covering more than 500,000 shares.

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                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

6.02.  Option Price
       ------------

       The price per share for shares of Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted in the case of an Option intended to qualify as an incentive stock option.

6.03.  Maximum Option Period
       ---------------------

       The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option that is an incentive stock option may provide that it is exercisable for a period less than such maximum period.

6.04.  Nontransferability
       ------------------

       Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.  Transferable Options
       --------------------

       Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to such persons or entities permitted under Securities Exchange Commission Rule 16b-3 ("Rule 16b-3") as in effect from time to time on such terms and conditions as may be permitted under Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

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                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

6.06.  Status as Employee or Service Provider
       --------------------------------------

       For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07.  Exercise
       --------

       Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08.  Payment
       -------

       Subject to rules established by the Administrator and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, a cash equivalent acceptable to the Administrator, or with shares of Common Stock. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

6.09.  Change in Control
       -----------------

       Section 6.07 to the contrary notwithstanding, each outstanding Option shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date.

6.10.  Shareholder Rights
       ------------------

       No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.11.  Disposition of Shares
       ---------------------

       A Participant shall notify the Company of any sale or other disposition of shares acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

6.12.  Deferred Stock Benefits
       -----------------------

       If permitted by the Administrator, and in accordance with any procedures so established, a Participant may elect to defer all or part of the gain attributable to the exercise of an Option that is not an incentive stock option and thereby elect a deferred stock benefit, which shall be payable in shares of Common Stock, on the terms specified by the Administrator. The terms and conditions of such an election and the deferred stock benefit shall be determined by the Administrator.


                                  ARTICLE VII
                                      SARS
                                      ----

7.01.  Award
       -----

       In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may be granted SARs in any calendar year covering more than 500,000 shares of Common Stock. For purposes of the foregoing limits, an Option and Corresponding SAR shall be treated as a single award. In addition no Participant may be granted Corresponding SARs (under all incentive stock option plans of the
                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02.  Maximum SAR Period
       ------------------

       The term of each SAR shall be determined by the Administrator on the date of grant, except that no Corresponding SAR that is related to an incentive stock option shall have a term of more than ten years from the date such related Option was granted. The terms of any Corresponding SAR that is related to an incentive stock option may provide that it has a term that is less than such maximum period.

7.03.  Nontransferability
       ------------------

       Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. During the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.  Transferable SARs
       -----------------

       Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to any person or entity permitted under Rule 16b-3 as in effect from time to time on such terms and conditions as may be permitted under Rule 16b-3 as in effect from time to time. The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05.  Exercise
       --------

       Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and

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                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06.  Change in Control
       -----------------

       Section 7.05 to the contrary notwithstanding, each outstanding SAR shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date.

7.07.  Status as Employee or Service Provider
       --------------------------------------

       If the terms of any SAR provide that it may be exercised only during employment or service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.08.  Settlement
       ----------

       At the Administrator's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.09.  Shareholder Rights
       ------------------

       No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

                                 ARTICLE VIII
                                 STOCK AWARDS
                                 ------------

8.01.  Award
       -----

       In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares covered by such awards; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 200,000 shares.

8.02.  Vesting
       -------

       The Administrator, on the date of the award, may prescribe that a Participant's rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.

8.03.  Performance Objectives
       ----------------------

       In accordance with Section 8.02, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to the Company's return on equity, earnings per share, total earnings, earnings growth, return on capital, Fair Market Value, Common Stock price appreciation, or such other measures as may be selected by the Administrator. If the Administrator, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Administrator certifies that such objectives have been achieved.

8.04.  Status as Employee or Service Provider
       --------------------------------------

       In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

8.05.  Change in Control
       -----------------

       Sections 8.02, 8.03 and 8.04 to the contrary notwithstanding, each outstanding Stock Award shall be transferable and nonforfeitable on and after a Control Change Date.

8.06.  Shareholder Rights
       ------------------

       Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.

8.07.  Deferred Stock Benefits
       -----------------------

       If permitted by the Administrator, and in accordance with any procedures so established, a Participant may elect to forfeit all or a portion of a Stock Award and thereby elect to receive a deferred sock benefit which shall be payable in shares of Common Stock, on the terms specified by the Administrator, in lieu of such forfeited Stock Award or portion thereof. The terms and conditions of such an election and the deferred stock benefit shall be determined by the Administrator.


                                   ARTICLE IX
                     ADJUSTMENT UPON CHANGE IN COMMON STOCK
                     --------------------------------------

       The maximum number of shares as to which Options, SARs, and Stock Awards may be granted and the maximum number of shares that may be distributed as deferred stock benefits pursuant to this Plan; the terms of outstanding Stock Awards, Options, and SARs and undistributed deferred stock benefits; and the per individual limitations on the number of shares of Common Stock for which Options, SARs, and Stock Awards may be granted shall be adjusted as the Committee shall determine to be equitably required in the event that (i) the Company (a) effects one
                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies or, (ii) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article IX by the Committee shall be final and conclusive.

       The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, and Stock Awards may be granted or the maximum number of shares that may be distributed as deferred stock benefits; the per individual limitations on the number of shares for which Options, SARs, and Stock Awards may be granted; or the terms of outstanding Stock Awards, Options, or SARs or undistributed deferred stock benefits.

       The Committee may make Stock Awards and may grant Options and SARs in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article IX. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards, Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.


                                   ARTICLE X
                      COMPLIANCE WITH LAW AND APPROVAL OF
                               REGULATORY BODIES
                               -----------------

       No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate issued to evidence shares of Common Stock when
                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

a Stock Award is granted, a deferred stock benefit is distributed or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

                                   ARTICLE XI
                               GENERAL PROVISIONS
                               ------------------

11.01. Effect on Employment and Service
       --------------------------------

       Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

11.02. Unfunded Plan
       -------------

       The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

11.03. Rules of Construction
       ---------------------

       Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.


                                  ARTICLE XII
                                   AMENDMENT
                                   ---------

       The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Stock
                                  eLOT, INC.
                           1999 STOCK INCENTIVE PLAN

Award, Option, or SAR, outstanding, or deferred stock benefit that is undistributed, at the time such amendment is made.

                                  ARTICLE XIII
                                DURATION OF PLAN
                                ----------------

       No Stock Award, Option or SAR, may be granted under this Plan after October 1, 2009. Stock Awards, Options, and SARs granted before that date, and deferred stock benefits elected by a Participant before that date, shall remain valid in accordance with their terms.


                                  ARTICLE XIV
                             EFFECTIVE DATE OF PLAN
                             ----------------------

       Options, SARs, and Stock Awards may be granted under this Plan upon its adoption by the Board; provided that, unless this Plan is approved by a majority of the votes cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting at which a quorum is present, no Option or SAR shall be exercisable and no Stock Award shall be effective.